As filed with the Securities and Exchange Commission on February 20, 2014.

Registration No. 333-171537

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ARLINGTON ASSET INVESTMENT CORP.

(Exact name of registrant as specified in its articles of incorporation)

Virginia	54-1873198
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

1001 Nineteenth Street North

Arlington, VA 22209

(703) 373-0200

(Address, Including Zip Code, and Telephone Number,

including Area Code, of Registrant’s Principal Executive Offices)

Kurt R. Harrington

1001 Nineteenth Street North

Arlington, VA 22209

(703) 373-0200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

S. Gregory Cope

Hunton & Williams LLP

Riverfront Plaza, East Tower

951 E. Byrd Street

Richmond, VA 23219

(804) 788-8200

(804) 343-4833 (Facsimile)

Approximate date of commencement of proposed sale to public: Not applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

EXPLANATORY NOTE

Deregistration of Unsold Securities

Arlington Asset Investment Corp. (the “Company”), is filing this Post-Effective Amendment No. 1 to its Registration Statement on Form S-3 (Registration No. 333-171537) (the “Old Registration Statement”) to withdraw and remove from registration the Company’s Class A common stock, $.01 par value per share (the “Common Stock”), preferred stock, preferred stock purchase rights, depositary shares, debt securities, warrants, purchase contracts, units, and subscription rights that had not been sold as of January 20, 2014 in an amount equal to $253,228,825 (the “Old Securities”), issuable pursuant to the Old Registration Statement. On January 22, 2014, the Company filed a Registration Statement on Form S-3 (Registration No. 333-193478) (the “New Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”). The Commission declared the New Registration Statement effective on February 5, 2014.

In connection with the filing of the New Registration Statement, the Company terminated all offerings of its securities pursuant to the Old Registration Statement, including the offering of 1,750,000 unissued and unsold shares of Common Stock pursuant to the Company’s “at the market” offering program with each of RBC Capital Markets, LLC, JMP Securities LLC, Ladenburg Thalmann & Co. Inc. and MLV & Co. LLC (the “Agents’), pursuant to separate equity distribution agreements between the Company and each Agent, each dated as of May 24, 2013. Accordingly, pursuant to an undertaking made by the Company in the Old Registration Statement to remove from registration, by means of a post-effective amendment, any securities of the Company which remain unsold at the termination of the offering subject to the Old Registration Statement, the Company hereby removes from registration the Old Securities registered under the Old Registration Statement that remain unissued and unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, Commonwealth of Virginia, on February 20, 2014.

ARLINGTON ASSET INVESTMENT CORP.

By:	/s/ Eric F. Billings
Name:	Eric F. Billings
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Eric F. Billings	By:	/s/ Kurt R. Harrington
Name:	Eric F. Billings	Name:	Kurt R. Harrington
Title:	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	Title:	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Date: February 20, 2014		Date: February 20, 2014

By:	*	By:	*
Name:	J. Rock Tonkel, Jr.	Name:	Daniel J. Altobello
Title:	President, Chief Operating Officer and Director	Title:	Director

Date: February 20, 2014		Date: February 20, 2014

By:	*	By:	*
Name:	Peter A. Gallagher	Name:	Ralph S. Michael, III
Title:	Director	Title:	Director

Date: February 20, 2014		Date: February 20, 2014

*By:	/s/ Kurt R. Harrington	By:	*
Name:	Kurt R. Harrington	Name:	Daniel E. Berce
Title:	As attorney-in-fact	Title:	Director

Date: February 20, 2014		Date: February 20, 2014